EX-10.43

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT OF

MARK J. FAHNER (“Employee”)

WHEREAS, Mark J. Fahner (“Employee”) is employed as the Vice President – Corporate Development of Cincinnati Bell Inc. (“Employer”); and

WHEREAS, the Employer and the Employee entered into an Employment Agreement dated September 16, 2018 (“Employment Agreement”); and

WHEREAS, the Employment Agreement was amended by an Amended and Restated Employment Agreement with an effective date of September 7, 2021 (“2021 Agreement”); and

WHEREAS, the parties desire to amend the 2021 Agreement and enter into this amendment effective November 2, 2025 (“Amendment”) in accordance with the terms set forth herein.

Employer and Employee agree as follows:

1.
The last sentence of Section 3.A. of the Agreement is removed and replaced with the following: “Employee will report to the Employer’s Chief Financial Officer.”
2.
Section 3.C. of the Agreement shall be stricken and replaced in its entirety as follows: “Employee shall also perform such other duties, consistent with the provisions of Section 3.A. as are reasonably assigned to Employee by the Employer’s Chief Financial Officer and/or Chief Executive Officer.
3.
This Amendment shall be effective as of the date referenced above and may not be amended or modified except by a fully executed written agreement by Employer and Employee.
4.
All other terms of the 2021 Agreement remain in full force and effect.

EMPLOYEE CINCINNATI BELL INC. (d/b/a altafiber)

/s/ Mark J. Fahner /s/ Leigh R. Fox

Mark J. Fahner Leigh R. Fox

President and Chief Executive Officer

1/08/2026 1/08/2026

Date Date